UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2013

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive
Odessa, Florida 33556
(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Copies to:

Peter DiChiara, Esq.
SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On July 15, 2013, Dais Analytic Corporation (the “Company”) issued, pursuant to a Stock Purchase Agreement with one private investor (the “Investor”), 2,350,000 restricted shares of the Company’s common stock at a purchase price of $0.10 per share for a total of $235,000. With the issuance of the common stock, the Company issued warrants (the “Warrants”) to purchase 587,500 shares of the Company’s common stock at $0.50 per share. The Warrants are exercisable for 60 months. The Warrants are subject to standard anti-dilution adjustments for stock splits and other subdivisions. The proceeds from the sale of the securities shall be used for working capital purposes. No underwriter or placement agent was used in the sale of the Common Stock or Warrants.

The securities offered and described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The issuance of the securities in the transaction described above will be effected without registration under the Securities Act in reliance on Section 4(2) thereof. The Investor is an accredited investor, as defined under the Securities Act, and such transaction was effected without using any form of general advertising or general solicitation as such terms are used in Regulation D.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: July 23, 2013	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi Chief Executive Officer and President

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